                                                                               .
                                                                               .
                                                                               .

                                  Exhibit 99.2

                          INDEX TO FINANCIAL STATEMENTS

                                                                       Page
Report of Independent Accountants.....................................  1

Balance Sheets as of December 31, 2003 and 2002,
and Unaudited as of March 31, 2004....................................  2

Statements of Operations for the years ended
December 31, 2003 and 2002, and Unaudited three months
ended March 31, 2004 and 2003.........................................  3

Statements of Changes in Stockholders' Deficit
for the years ended December 31, 2003 and 2002, and
Unaudited three months ended March 31, 2004...........................  4

Statements of Cash Flows for the years ended
December 31, 2003 and 2002, and
Unaudited three months ended March 31, 2004 and 2003..................  5

Notes to Financial Statements.........................................  6

                                 TELELOGUE, INC.

                              Financial Statements

                   Years ended December 31, 2003 and 2002 and
              Unaudited Three Months ended March 31, 2004 and 2003

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Board of Directors and Stockholders
Telelogue, Inc.:

      We have audited the accompanying balance sheets of Telelogue, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telelogue, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

May 17, 2004, except as to note 15(c),
which is as of May 28, 2004

                                 TELELOGUE, INC.

                                 Balance Sheets

                                                                                                DECEMBER 31
                                                                                  ----------------------------------
                                    ASSETS                                             2003                 2002
                                                                                  ---------------        -----------
Current assets:
    Cash and cash equivalents                                                     $     1,029,201          4,424,991
    Restricted cash                                                                        37,839             37,839
    Trade accounts receivable                                                             154,660                 --
    Prepaid expenses and other current assets                                              48,229             14,002
                                                                                  ---------------        -----------
               Total current assets                                                     1,269,929          4,476,832
Property and equipment, net                                                               742,971            338,267
Other assets                                                                               20,406             28,224
                                                                                  ---------------        -----------
               Total assets                                                       $     2,033,306          4,843,323
                                                                                  ===============        ===========
      LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                             STOCKHOLDERS' DEFICIT

Current liabilities:
    Trade accounts payable                                                        $       289,032            391,658
    Accrued expenses                                                                       50,000             71,709
    Accrued compensation                                                                   77,876            229,300
    Accrued professional fees                                                             200,700            210,700
    Deferred revenue                                                                       18,095                 --
                                                                                  ---------------        -----------
               Total current liabilities                                                  635,703            903,367
                                                                                  ---------------        -----------
Commitments and contingencies (note 12)

Mandatorily redeemable convertible preferred stock:
    Series A-1 convertible preferred stock - $0.0001 par value, mandatorily redeemable (redemption value of $3,666,667 at December 31, 2003 and March 31, 2004 (unaudited)); Authorized 3,666,667 shares; issued and outstanding 3,666,667 shares at December 31, 2003 and 2002 and March 31,
     2004 (unaudited); (liquidation value of $3,666,667 at December 31,
     2003 and March 31, 2004 (unaudited))                                               3,316,278          3,238,418

    Series B convertible preferred stock - $0.0001 par value,
     mandatorily redeemable (redemption value of $14,340,764 at December 31,
     2003 and March 31, 2004 (unaudited)); Authorized 7,750,000 shares; issued and outstanding 7,500,000 shares at December 31, 2003 and 2002 and March
     31, 2004 (unaudited) (liquidation value of $15,000,000
     at December 31, 2003 and March 31, 2004 (unaudited))                               8,961,770          7,502,988
                                                                                  ---------------        -----------
               Total mandatorily redeemable convertible
                 preferred stock                                                       12,278,048         10,741,406
                                                                                  ---------------        -----------

Stockholders' deficit:
    Common stock, $0.01 par value. Authorized 17,000,000 shares; 1,098,542,
     1,093,254 and 1,098,542 shares issued and outstanding at December
     31, 2003 and 2002 and March 31, 2004 (unaudited), respectively                        10,986             10,933
    Additional paid-in capital                                                          2,550,703          2,592,994
    Deferred compensation                                                                 (51,057)          (152,362)
    Accumulated deficit                                                               (13,391,077)        (9,253,015)
                                                                                  ---------------        -----------
               Total stockholders' deficit                                            (10,880,445)        (6,801,450)
                                                                                  ---------------        -----------
               Total liabilities, mandatorily redeemable convertible
                 preferred stock and stockholders' deficit                        $     2,033,306          4,843,323
                                                                                  ===============        ===========



                                                                                      MARCH 31
                                    ASSETS                                              2004
                                                                                  --------------
                                                                                   (Unaudited)
Current assets:
    Cash and cash equivalents                                                            319,285
    Restricted cash                                                                       38,219
    Trade accounts receivable                                                            127,206
    Prepaid expenses and other current assets                                             34,926
                                                                                  --------------
               Total current assets                                                      519,636
Property and equipment, net                                                              723,890
Other assets                                                                              20,406
                                                                                  --------------
               Total assets                                                            1,263,932
                                                                                  ==============
      LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                             STOCKHOLDERS' DEFICIT

Current liabilities:
    Trade accounts payable                                                               285,791
    Accrued expenses                                                                      84,450
    Accrued compensation                                                                 208,125
    Accrued professional fees                                                            246,110
    Deferred revenue                                                                      22,596
                                                                                  --------------
               Total current liabilities                                                 847,072
                                                                                  --------------
Commitments and contingencies (note 12)

Mandatorily redeemable convertible preferred stock:
    Series A-1 convertible preferred stock - $0.0001 par value, mandatorily redeemable (redemption value of $3,666,667 at December 31, 2003 and March 31, 2004 (unaudited)); Authorized 3,666,667 shares; issued and outstanding 3,666,667 shares at December 31, 2003 and 2002 and March 31,
     2004 (unaudited); (liquidation value of $3,666,667 at December 31,
     2003 and March 31, 2004 (unaudited))                                              3,339,637

    Series B convertible preferred stock - $0.0001 par value,
     mandatorily redeemable (redemption value of $14,340,764 at December 31,
     2003 and March 31, 2004 (unaudited)); Authorized 7,750,000 shares; issued and outstanding 7,500,000 shares at December 31, 2003 and 2002 and March
     31, 2004 (unaudited) (liquidation value of $15,000,000
     at December 31, 2003 and March 31, 2004 (unaudited))                              9,313,809
                                                                                  --------------
               Total mandatorily redeemable convertible
                 preferred stock                                                      12,653,446
                                                                                  --------------

Stockholders' deficit:
    Common stock, $0.01 par value. Authorized 17,000,000 shares; 1,098,542,
     1,093,254 and 1,098,542 shares issued and outstanding at December
     31, 2003 and 2002 and March 31, 2004 (unaudited), respectively                       10,986
    Additional paid-in capital                                                         2,550,703
    Deferred compensation                                                                (42,537)
    Accumulated deficit                                                              (14,755,738)
                                                                                  --------------
               Total stockholders' deficit                                           (12,236,586)
                                                                                  --------------
               Total liabilities, mandatorily redeemable convertible
                 preferred stock and stockholders' deficit                             1,263,932
                                                                                  ==============


See accompanying notes to financial statements.

                                 TELELOGUE, INC.

                            Statements of Operations

                                                        YEARS ENDED DECEMBER 31        THREE MONTHS ENDED MARCH 31
                                                      ------------------------------   ----------------------------
                                                            2003           2002            2004             2003
                                                      ---------------     ----------   ------------      ----------
                                                                                                (Unaudited)
Revenues                                              $     1,267,909        985,405        151,539          12,765
                                                      ---------------     ----------   ------------      ----------
Operating expenses:
   Cost of revenue                                            535,933         58,532        154,942          95,074
   Research and development                                 2,061,373      2,177,683        541,591         519,524
   Selling, general and administrative                      1,520,533      1,972,465        445,891         397,788
                                                      ---------------     ----------   ------------      ----------
            Total operating expenses                        4,117,839      4,208,680      1,142,424       1,012,386
                                                      ---------------     ----------   ------------      ----------
            Loss from operations                           (2,849,930)    (3,223,275)      (990,885)       (999,621)
                                                      ---------------     ----------   ------------      ----------
Other income (expense):
   Interest expense                                                --       (226,327)            --              --
   Interest income                                             20,505         25,908          1,622           9,548
                                                      ---------------     ----------   ------------      ----------
            Total other income (expense), net                  20,505       (200,419)         1,622           9,548
                                                      ---------------     ----------   ------------      ----------
            Loss before income tax benefit                 (2,829,425)    (3,423,694)      (989,263)       (990,073)
Income tax benefit                                            228,005             --             --              --
                                                      ---------------     ----------   ------------      ----------
            Net loss                                       (2,601,420)    (3,423,694)      (989,263)       (990,073)
Charges related to convertible preferred stock             (1,536,642)      (369,725)      (375,398)       (372,186)
                                                      ---------------     ----------   ------------      ----------
            Net loss applicable to
             common stockholders                      $    (4,138,062)    (3,793,419)    (1,364,661)     (1,362,259)
                                                      ===============     ==========   ============      ==========

See accompanying notes to financial statements.

                                 TELELOGUE, INC.

                 Statements of Changes in Stockholders' Deficit

                                                                            COMMON STOCK
                                                                        --------------------  ADDITIONAL
                                                                        NUMBER OF              PAID-IN
                                                                         SHARES      AMOUNT    CAPITAL
                                                                        ---------   --------  ----------
Balance at December 31, 2001                                               35,750   $    358   1,970,632
Issuance of restricted common stock as deferred compensation            1,057,394     10,574      95,060
Contribution of Series A-1 convertible preferred stock by investor             --         --     338,501
Issuance of detachable warrants with convertible promissory note               --         --     177,802
Amortization of deferred compensation                                          --         --          --
Exercise of stock options                                                     110         1       10,999
Accretion of Series A-1 convertible preferred stock                            --         --          --
Accretion of issuance costs related to Series A convertible
 preferred stock                                                               --         --          --
Accretion of issuance costs related to Series B convertible
 preferred stock                                                               --         --          --
Accretion of Series B convertible preferred stock to redemption value          --         --          --
Net loss                                                                       --         --          --
                                                                        ---------   --------  ----------
Balance at December 31, 2002                                            1,093,254     10,933   2,592,994
Unamortized deferred compensation reversed on termination of
 employment                                                                    --         --     (42,779)
Amortization of deferred compensation                                          --         --          --
Exercise of stock options                                                   5,288         53         488
Accretion of Series A-1 convertible preferred stock                            --         --          --
Accretion of issuance costs related to Series A convertible
 preferred stock                                                               --         --          --
Accretion of issuance costs related to Series B convertible
 preferred stock                                                               --         --          --
Accretion of Series B convertible preferred stock to redemption value          --         --          --
Net loss                                                                       --         --          --
                                                                        ---------   --------  ----------
Balance at December 31, 2003                                            1,098,542     10,986   2,550,703
Amortization of deferred compensation (unaudited)                              --         --          --
Accretion of Series A-1 convertible preferred stock (unaudited)                --         --          --
Accretion of issuance costs related to Series A convertible
 preferred stock (unaudited)                                                   --         --          --
Accretion of issuance costs related to Series B convertible
 preferred stock (unaudited)                                                   --         --          --
Accretion of Series B convertible preferred stock to
 redemption value (unaudited)                                                  --         --          --
Net loss (unaudited)                                                           --         --          --
                                                                        ---------   --------  ----------
Balance at March 31, 2004 (unaudited)                                   1,098,542   $ 10,986   2,550,703
                                                                        =========   ========  ==========

                                                                                                        TOTAL
                                                                           DEFERRED    ACCUMULATED  STOCKHOLDERS'
                                                                         COMPENSATION    DEFICIT       DEFICIT
                                                                         ------------  -----------  -------------
Balance at December 31, 2001                                                 (103,889)  (5,459,596)    (3,592,495)
Issuance of restricted common stock as deferred compensation                 (105,634)          --             --
Contribution of Series A-1 convertible preferred stock by investor                 --           --        338,501
Issuance of detachable warrants with convertible promissory note                   --           --        177,802
Amortization of deferred compensation                                          57,161           --         57,161
Exercise of stock options                                                          --           --         11,000
Accretion of Series A-1 convertible preferred stock                                --      (25,105)       (25,105)
Accretion of issuance costs related to Series A convertible
 preferred stock                                                                   --      (55,304)       (55,304)
Accretion of issuance costs related to Series B convertible
 preferred stock                                                                   --      (14,316)       (14,316)
Accretion of Series B convertible preferred stock to redemption value              --     (275,000)      (275,000)
Net loss                                                                           --   (3,423,694)    (3,423,694)
                                                                         ------------  -----------  -------------
Balance at December 31, 2002                                                 (152,362)  (9,253,015)    (6,801,450)
Unamortized deferred compensation reversed on termination of
 employment                                                                    42,779           --             --
Amortization of deferred compensation                                          58,526           --         58,526
Exercise of stock options                                                          --           --            541
Accretion of Series A-1 convertible preferred stock                                --      (50,209)       (50,209)
Accretion of issuance costs related to Series A convertible
 preferred stock                                                                   --      (27,651)       (27,651)
Accretion of issuance costs related to Series B convertible
 preferred stock                                                                   --      (57,265)       (57,265)
Accretion of Series B convertible preferred stock to redemption value              --   (1,401,517)    (1,401,517)
Net loss                                                                           --   (2,601,420)    (2,601,420)
                                                                         ------------  -----------  -------------
Balance at December 31, 2003                                                  (51,057) (13,391,077)   (10,880,445)
Amortization of deferred compensation (unaudited)                               8,520           --          8,520
Accretion of Series A-1 convertible preferred stock (unaudited)                    --      (15,063)       (15,063)
Accretion of issuance costs related to Series A convertible
 preferred stock (unaudited)                                                       --       (8,296)        (8,296)
Accretion of issuance costs related to Series B convertible
 preferred stock (unaudited)                                                       --      (14,317)       (14,317)
Accretion of Series B convertible preferred stock to
 redemption value (unaudited)                                                      --     (337,722)      (337,722)
Net loss (unaudited)                                                               --     (989,263)      (989,263)
                                                                         ------------  -----------  -------------
Balance at March 31, 2004 (unaudited)                                         (42,537) (14,755,738)   (12,236,586)
                                                                         ============  ===========  =============

See accompanying notes to financial statements.

                                 TELELOGUE, INC.

                            Statements of Cash Flows

                                                           YEARS ENDED DECEMBER 31   THREE MONTHS ENDED MARCH 31
                                                           ------------------------  ---------------------------
                                                               2003        2002          2004            2003
                                                           -----------  -----------  -------------    ----------
                                                                                              (Unaudited)
Cash flows from operating activities:
  Net loss                                                 $(2,601,420)  (3,423,694)      (989,263)     (990,073)
  Adjustments to reconcile net loss to net cash flows
     used in operating activities:
        Depreciation and amortization                          320,768      182,623         99,171        47,460
        Noncash charges related to restricted
          stock awards and deferred compensation                58,526       94,396          8,520        17,687
        Expensing of warrants related to convertible
          promissory note                                           --      177,802             --            --
        Changes in assets and liabilities:
          Restricted cash                                           --       (2,839)          (380)           --
          Accounts receivable                                 (154,660)     528,765         27,454       (6,092)
          Prepaid expenses and other                           (34,227)     (10,536)        13,303      (18,506)
          Other assets                                           7,818       50,891             --
          Trade accounts payable                              (102,626)     107,098         (3,241)     (110,230)
          Accrued expenses                                     (21,709)     (33,265)        34,450        68,242
          Accrued compensation                                (151,424)          --        130,249
          Accrued professional fees                            (10,000)          --         45,410
          Deferred revenue                                      18,095     (678,765)         4,501            --
                                                           -----------  -----------  -------------    ----------
             Net cash used in operating activities          (2,670,859)  (3,007,524)      (629,826)     (991,512)
                                                           -----------  -----------  -------------    ----------
Cash flows from investing activities:
  Purchases of property and equipment                         (725,472)    (318,923)       (80,090)      (11,208)
                                                           -----------  -----------  -------------    ----------
Cash flows from financing activities:
  Proceeds from issuance of convertible
     promissory notes                                               --    2,000,000             --            --
  Proceeds from issuance of Series B preferred stock                --    5,500,000             --            --
  Fees paid in connection with issuance of Series B
     preferred stock                                                --     (286,328)            --            --
  Proceeds from exercise of stock options                          541       11,000             --            --
                                                           -----------  -----------  -------------    ----------
             Net cash provided by financing activities             541    7,224,672             --            --
                                                           -----------  -----------  -------------    ----------
             Net (decrease) increase in cash and
               cash equivalents                             (3,395,790)   3,898,225       (709,916)   (1,002,720)
Cash and cash equivalents at beginning of period             4,424,991      526,766      1,029,201     4,424,991
                                                           -----------  -----------  -------------    ----------
Cash and cash equivalents at end of period                 $ 1,029,201    4,424,991        319,285     3,422,271
                                                           ===========  ===========  =============    ==========
Supplemental cash flow information:
  Cash paid for interest                                   $        --       48,525             --            --
                                                           ===========  ===========  =============    ==========
Noncash financing and investing activities:
  Series B preferred stock issued on conversion of
     promissory note                                                --    2,000,000             --            --
  Exchange of Series A convertible preferred stock
     for Series A-1 convertible preferred stock                     --    3,480,014             --            --
  Contribution of Series A-1 convertible
     preferred stock by investor                                    --      338,501             --            --
  Issuance of warrants                                              --      177,802             --            --
                                                           ===========  ===========  =============    ==========

See accompanying notes to financial statements.

                                 TELELOGUE, INC.

                          NOTES TO FINANCIAL STATEMENTS

(1)   NATURE OF BUSINESS AND OPERATING ENVIRONMENT

      Telelogue, Inc. (the Company) was incorporated in the State of Delaware on June 20, 2000. The Company was formed to develop a variety of products in the area of automated speech recognition software for telecommunications services.

      From inception through December 31, 2002, the activities of the Company consisted principally of raising initial capital and the development and commercialization of products and, accordingly, the Company was considered a development stage company. During 2003, the Company emerged out of the development stage and as of December 31, 2003 was no longer considered to be in the development stage.

      The Company generated losses from operations of $2,849,930 and $3,223,275 during the years ended December 31, 2003 and 2002, respectively, and has a net stockholders' deficit of $10,880,445 as of December 31, 2003. As a result of these recurring losses, the Company's cash and cash equivalents balance has declined to $1,029,201 as of December 31, 2003. The Company does not have sufficient cash to carry out its business objectives and is reliant upon its investors to advance bridge loans in order to meet its cash flow needs. Subsequent to December 31, 2003, the Company was required to secure bridge financing from its investors (see note 15) in order to meet its cash obligations as they became due in the normal course of business. No assurance can be given that any additional financing will be available. Loss from operations for the three months ended March 31, 2004 was $990,885 (unaudited) and the cash and cash equivalents balance as of March 31, 2004 was $319,285 (unaudited). The Company has signed an agreement and plan of merger with ScanSoft, Inc. (ScanSoft) on May 4, 2004, whereby ScanSoft will acquire all of the issued and outstanding capital stock of the Company (see note 15). No assurance can be given that such merger will ultimately close.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Continuation of the Company as a going concern is dependent upon whether the Company will be able to close the merger with ScanSoft, or raise or borrow additional funds for its ongoing operations. If the Company is unable to close the merger with ScanSoft or is unable to obtain funding needed to continue its business, the Company's operations will be materially affected. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(2)   REVERSE STOCK SPLIT

      On October 11, 2002, the Board of Directors approved a reverse stock split of common stock in the ratio of 100:1. The accompanying financial statements are prepared on a post-split basis.

(3)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   REVENUE RECOGNITION

            The Company derives revenue by providing automated directory assistance services through the use of its proprietary speech recognition software. Some of the automated directory assistance services are partially automated with live operator assistance provided by a third party. The Company recognizes revenue when services have been delivered and accepted by the customer, there is a written agreement, the price is fixed or determinable and collection from the customer is reasonably assured.

      (b)   CASH AND CASH EQUIVALENTS

            The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents. Cash is maintained in FDIC insured accounts at credit qualified financial institutions. At times, such amounts may exceed the FDIC insurance limits.

      (c)   RESTRICTED CASH

            Restricted cash represents a certificate of deposit placed by the Company with its bank for issuance of a letter of credit to one of the Company's vendors.

      (d)   WARRANTY AND INDEMNIFICATION PROVISION

            The Company's services agreements include indemnification provisions for claims from third parties relating to the Company's intellectual property. Such indemnification provisions are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 5, Accounting for Contingencies. To date, there have been no claims under such indemnification provisions.

      (e)   STOCK-BASED COMPENSATION

            The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, including Financial Accounting Standards Board
            (FASB) Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25, in accounting for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. In December 2002, SFAS No. 148, Accounting for Stock-Based Compensation - - Transition and Disclosure, an amendment to FASB Statement No. 123, was issued. As allowed by SFAS No. 123, and SFAS No. 148, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123 and SFAS No. 148.

            The per share weighted average fair value of stock options granted during 2003, 2002 and the three months ended March 31, 2004 and 2003 (unaudited) was $0.02 on the date of grant using the Black-Scholes option-pricing model (excluding a volatility assumption), with the following weighted average assumptions for all periods presented: expected dividend yield 0%, risk-free interest rate of 3.3%, and an expected life of 6.5 years.

            The following table illustrates the effect on the Company's net loss applicable to common stockholders had the Company applied the fair value recognition provisions of SFAS No. 123 to its stock-based employee compensation:

                                  YEARS ENDED DECEMBER 31     THREE MONTHS ENDED MARCH 31
                                  -----------------------     ---------------------------
                                   2003           2002            2004          2003
                                   ----           ----            ----          ----
                                                                      (Unaudited)
Net loss applicable to
   common stockholders,
   as reported                  $(4,138,062)    (3,793,419)    (1,364,661)    (1,362,259)
Add stock-based employee
   compensation expense
   included in reported
   net loss applicable to
   common stockholders               58,526         94,396          8,520         17,687
Deduct total stock-based
   employee compensation
   expense determined under
   fair value-based method
   for all awards                  (122,843)      (162,652)       (23,472)       (35,534)
                                -----------     ----------     ----------     ----------
Pro forma net loss applicable
   to common stockholders       $(4,202,379)    (3,861,675)    (1,379,613)    (1,380,106)
                                ===========     ==========     ==========     ==========

      (f)   USE OF ESTIMATES

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

      (g)   EQUIPMENT AND LEASEHOLD IMPROVEMENTS

            Equipment is carried at cost, less accumulated depreciation, which is computed on the straight-line basis over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred. The estimated useful lives used in computing depreciation of equipment are as follows:

                    Furniture and fixtures               3 years
                    Computer equipment                   3 years
                    Software                             2 years
                    Office equipment                     3 years

            Leasehold improvements are recorded at cost, less accumulated depreciation, which is computed on the straight-line basis over the lesser of their useful lives or the remaining lease term.

      (h)   IMPAIRMENT OF LONG-LIVED ASSETS

            In accordance with SFAS No. 144, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

            Given the Company's recurring losses and insufficient cash flows as described in note 1, the Company performed an assessment of the recoverability of its net property and equipment as of December 31, 2003. Based on the Company's current estimates of fair value as determined by quoted market prices of certain of the equipment, the Company determined that the approximate fair value of its net property and equipment exceeds its carrying value as of December 31, 2003 and, accordingly, the Company did not record an impairment charge for the year ended December 31, 2003.

      (i)   INCOME TAXES

            Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (j)   RESEARCH AND DEVELOPMENT

            Costs incurred for research and development are expensed as incurred.

      (k)   RECLASSIFICATIONS

            Certain prior year amounts have been reclassified to conform to the 2003 and interim 2004 presentation.

      (l)   BASIS OF PRESENTATION OF INTERIM FINANCIAL INFORMATION

            The accompanying financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the results for the periods presented in accordance with accounting principles generally accepted in the United States of America. Operating results for the three months ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

(4)   PROPERTY AND EQUIPMENT, NET

      At December 31, 2003 and 2002 and March 31, 2004, the Company's property and equipment, net consisted of the following:

                                      DECEMBER 31
                                      -----------          MARCH 31,
                                   2003         2002         2004
                                   ----         ----         ----
                                                          (Unaudited)
Leasehold improvements          $   48,687       48,687       48,687
Furniture and fixtures              46,446       46,446       46,446
Computer equipment                 951,199      345,539      951,289
Software                            69,445       37,930      149,445
Office equipment                   225,055      136,758      225,055
                                ----------      -------    ---------
                                 1,340,832      615,360    1,420,922
Less accumulated depreciation      597,861      277,093      697,032
                                ----------      -------    ---------
                                $  742,971      338,267      723,890
                                ==========      =======    =========

      Depreciation and amortization expense on property and equipment for 2003 and 2002 was $320,768 and $182,623, respectively, and for the three-month periods ended March 31, 2004 and 2003 was $99,171 (unaudited) and $47,460 (unaudited), respectively.

(5)   INCOME TAXES

      As of December 31, 2003, the Company has approximately $9,027,000 of federal and $6,196,000 of state net operating loss (NOL) carryforwards available to offset future taxable income. The federal and state NOL carryforwards will begin expiring in 2020 and 2007, respectively, if not utilized.

      The tax effects of temporary differences that give rise to the significant portions of the deferred taxes at December 31, 2003 and 2002 are presented below:

                                              2003           2002
                                              ----           ----
Net operating loss carryforwards          $ 3,437,252      2,595,660
Research and development credits              351,436             --
Accrued and other expenses                    124,995        116,940
                                          -----------     ----------
               Total deferred tax asset     3,913,683      2,712,600
Valuation allowance                        (3,913,683)    (2,712,600)
                                          -----------     ----------
               Net deferred tax assets    $        --             --
                                          ===========     ==========

      The net change in the total valuation allowance for the years ended December 31, 2003 and 2002 was an increase of $1,201,083 and $1,289,046, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company will continue to assess the realization of the deferred tax assets based on actual and forecasted operating results.

      The tax benefit in 2003 of $228,005 relates to cash received by the Company, net of commissions, on the sale of certain of its state net operating losses, under the New Jersey State Technology Tax Certificate Transfer Program.

(6)   SECURED CONVERTIBLE PROMISSORY NOTE

      In May 2002, the Company completed a transaction with certain investors (Investors), pursuant to which the Investors advanced $2,000,000 to the Company in exchange for a 6% secured convertible note and warrants to purchase in the amount of $250,000 either (i) shares of the Series A-1 Preferred Stock, or (ii) any subsequent series of preferred stock, on the same terms and with the same rights and privileges as may be received by the other investors in such preferred stock. If all preferred stock was converted to common stock before the exercise of the warrants, then the investors were entitled to purchase common stock in exchange for the warrants. The note was due four months from the date of issuance. The Company's assets were pledged as security under this convertible promissory note.

      Investors were able to convert, at their option, the unpaid principal and accrued interest on the secured convertible note at any time into a previously issued series of preferred stock or any subsequent series of preferred stock of the Company. Such conversion would be on the same terms and with the same rights, preferences and privileges as were received by the other investors in such series of preferred stock such that upon conversion, the Investors would receive the number of shares calculated by dividing the amount of principal and accrued interest due under the note by the lowest per share price paid by the other investors for such series of preferred stock. However, if the Company issued preferred stock and received gross proceeds in excess of $4,000,000 on or before the due date, the principal and accrued interest on the secured convertible promissory note was mandatorily convertible into fully paid and non-assessable shares of preferred stock which the Company was to issue as part of the financing. Such conversion would be on the same terms and with the same rights, preferences and privileges as received by the investors in such financing such that the Investors would receive the number of shares calculated by dividing the amount of principal and accrued interest due under the note by the lowest per share price paid by the other investors for such series of preferred stock. In October 2002, in connection with the sale of Series B Mandatorily Redeemable Convertible Preferred Stock (see note 9), the principal balance of the secured convertible note was converted into Series B Mandatorily Redeemable Convertible Preferred Stock in accordance with the conversion terms. The accrued interest on the secured convertible note of approximately $48,000 was paid in cash.

      The Company estimated the fair value of warrants at approximately $177,802. Such value was determined by the Black-Scholes valuation method, using a risk-free interest rate of 3.3%, its contractual life of ten years, an estimated annual volatility of 60% and no expected dividends. Such amount was credited to additional paid-in capital and the deferred amount was charged to interest expense over the term of the note, using the effective interest method. During the year ended December 31, 2002, the Company recorded $177,802 of the interest expense with respect to the warrants.

(7)   SERIES A CONVERTIBLE PREFERRED STOCK -- MANDATORILY REDEEMABLE

      In October 2000, the Company completed the sale of 3,666,667 shares in Series A Convertible Preferred Stock (the Series A Preferred Stock) for aggregate gross proceeds of $3,666,667. In 2002, the Series A Preferred Stock was exchanged on a one-to-one basis for Series A-1 Preferred Stock, and the Series A Preferred Stock was canceled. The Series A and Series A-1 Preferred Stock had similar terms (described below), except Series A-1 Preferred Stock has a full-rachet anti-dilution protection with respect to subsequent dilutive issuance by the Company. In conjunction with the issue of Series B Preferred Stock, the holders of Series A-1 Preferred Stock changed the anti-dilution protection from a full-rachet basis to one based on a weighted average formula, which takes into account the size of subsequent offerings. Further, the holders of Series A-1 Preferred Stock waived their anti-dilution rights in part and post-issue of Series B Preferred Stock issue, in exchange for an adjustment to the conversion ratio to common stock. After the reverse stock split, the conversion ratio to common stock was modified to 1:1.333333 shares of Series A-1 Preferred Stock.

      The Company incurred issuance costs of $276,522, which were netted against the proceeds of the Series A Preferred Stock, and are being accreted over the earliest mandatory redemption period of Series A-1 Preferred Stock, into which Series A Preferred Stock was exchanged.

(8)   SERIES A-1 CONVERTIBLE PREFERRED STOCK -- MANDATORILY REDEEMABLE

      In 2002, the Company issued 3,666,667 shares of Series A-1 Convertible Mandatorily Redeemable Preferred Stock (the Series A-1 Preferred Stock) in exchange for 3,666,667 shares of Series A Preferred Stock on a one-to-one basis. The terms of the Series A-1 Preferred Stock are as follows:

      (a)   DIVIDENDS

            The Series A-1 Preferred Stockholders (the Holders) are entitled to receive dividends at the rate of $0.07 per share (as adjusted for any stock dividends, combinations, or splits with respect to such shares), per annum, payable out of funds legally available thereof. Such dividends are payable only when, as and if declared by the Board of Directors, and are noncumulative. No dividends have been declared.

      (b)   CONVERSION

            Each share of Series A-1 Preferred Stock shall automatically be converted to common stock (i) at the option of the Holders at a conversion rate of 1 common share for every 1.333333 returned Preferred A-1 share, or (ii) upon the occurrence of the closing of the sale of shares of common stock in a firm commitment underwriting, at a price to the public of at least $6.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933 resulting in at least $30,000,000 of gross proceeds to the Company. The conversion rate is adjusted, in accordance with a weighted anti-dilution formula, as defined, whenever the Company issues or sells, or is deemed to have issued or sold, any shares of common stock for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale.

      (c)   VOTING RIGHTS

            Holders of Series A-1 Preferred Stock have the right to one vote for each common share into which the Series A-1 Preferred Stock can be converted, as described above.

      (d)   LIQUIDATION

            In the event of liquidation, dissolution, or winding up of the Company, Holders of Series A-1 Preferred Stock shall be entitled to receive, prior and in preference to any distributions to common stockholders, an amount equal to the consideration paid per share of Series A-1 Preferred Stock prior to any payment to the holders of common stock. This aggregates to $3,666,667 as of December 31, 2003 and March 31, 2004 (unaudited). However, the Holders have junior rights to Series B Preferred Stock, in the event of liquidation, dissolution or winding up of the Company.

            For purposes of liquidation preference, a liquidation shall be deemed to include certain types of capital transactions (Deemed Liquidations, as defined), if the Holders of three-fourths interests in outstanding shares of Series B Preferred Stock elect to have it treated as such (see note 9 paragraph (c)).

      (e)   REDEMPTION

            Holders of Series A-1 Preferred Stock have mandatory redemption rights. Prior to the issuance of the Series B Preferred Stock, the earliest mandatory redemption date of the Series A-1 Preferred Stock was October 18, 2005. On issue of the Series B Preferred Stock, the redemption date of the Series A-1 Preferred Stock was changed to October 11, 2007, and a condition was added that the Series A-1 Preferred Stock is only redeemable if no Series B Preferred Stock remains issued and outstanding at the time of the Series A-1 redemption. The redemption price is $1.00 per share, plus any dividends declared. The redemption rights terminate upon the occurrence of a qualified initial public offering, as defined. The total redemption value is $3,666,667 as of December 31, 2003 and March 31, 2004 (unaudited) since no dividends have been declared. The Company is accreting on a straight-line basis the Series A-1 Preferred Stock carrying value up to the aggregate redemption value over the period to the earliest redemption date of October 2007.

(9)   SERIES B MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

      In October 2002, the Company completed a sale of its Series B Convertible Mandatorily Redeemable Preferred Stock (Series B Preferred Stock) at a price of $1.00 per share for an aggregate price of $7,500,000, including $2,000,000 related to the conversion of the secured convertible promissory note. The warrants issued with the promissory note remain outstanding. The Company incurred direct issuance costs of $286,328. Such costs were netted against the proceeds of the Series B Preferred Stock, and are being accreted over the mandatory redemption period. In addition, the Company is accreting the difference between the carrying value and initial redemption price of Series B Preferred Stock over the mandatory redemption period.

      The terms of the Series B Preferred Stock are as follows:

      (a)   DIVIDENDS

            The holders of shares of Series B Preferred Stock are entitled to receive, when and if declared by the Board of Directors out of funds legally available, dividends at the rate of 9%, as adjusted for any stock splits, stock combinations, recapitalizations and other similar transactions. Dividends are cumulative on a quarterly basis and payable in cash or Series B shares. Dividends on Series B Preferred Stock rank senior to common stock and Series A-1 Preferred Stock. Dividends accumulated under the terms of the agreement, but not yet declared by the Board of Directors, were $882,583, $168,750 and $1,071,191 (unaudited) as of December 31, 2003 and 2002 and March 31, 2004, respectively. Dividend charges have been reflected in charges related to convertible preferred stock in the accompanying statements of operations since they are included in the redemption value of the Series B Preferred Stock.

      (b)   VOTING RIGHTS

            Each outstanding share of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which the Series B Preferred Stock is convertible. Holders of shares of Series B Preferred Stock vote together with the holders of common stock on all matters submitted to a vote of stockholders. In addition, the Company is prohibited from taking certain corporate actions without the prior approval of the holders of three-fourths of the interests of the outstanding shares of Series B Preferred Stock voting or consenting as a single class.

      (c)   LIQUIDATION

            Upon any liquidation, dissolution, or winding up of the Company, each holder of shares of Series B Preferred Stock is entitled to be paid in cash, before any amount is paid or distributed to the holders of common stock or any other capital stock ranking junior to Series B Preferred Stock, an amount per share equal to (i) the original issue price ($1.00 per share), plus (ii) all accrued and unpaid dividends on such shares, plus (iii) an amount which, when added to the amounts in the foregoing clauses (i) and (ii), shall equal two times the Series B price, prior to the payment to the holders of Junior Stock. This aggregates to $15,000,000 (Liquidation Preference) as of December 31, 2003 and March 31, 2004 (unaudited).

            The holders of three-fourths interest in outstanding shares of Series B Preferred Stock may elect to have treated as a liquidation event: (i) any merger or consolidation of the Company into or with any other corporation (other than with and into a wholly-owned subsidiary); (ii) any sale, conveyance, mortgage, transfer, license, pledge, lease or other disposition of all of the assets of the Company, or (iii) any other transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction hold less than 50% of the voting securities of the surviving corporation. Upon such election, all consideration payable to Series B Preferred stockholders in connection with any merger, consolidation or change in control transaction shall be paid or distributed in accordance with the liquidation preference and priorities described above.

      (d)   CONVERSION

            Each share of Series B Preferred Stock shall automatically be converted to common stock at the option of the Holders of the Series B Preferred Stock in the ratio of (a) multiplying the number of Series B Preferred Stock to be converted by $1.00 and (b) dividing the result by the conversion price equal to $1.00 per share subject to adjustment in accordance with a weighted average anti-dilution formula in the event of certain subsequent issuances of capital stock by the Company for consideration less than the conversion price of the Series B Preferred Stock then in effect.

            Each share of Series B Preferred Stock is automatically converted into shares of common stock in the manner described above upon the closing by the Company of qualified initial public offering, as defined.

      (e)   REDEMPTION

            Holders of Series B Preferred Stock have mandatory redemption rights. Commencing October 11, 2007, upon receipt of a redemption request, as defined, holders of Series B Preferred Stock may redeem all of the shares of Series B Preferred Stock then outstanding at a price of Series B Preferred Stock equal to the greater of (i) the Series B Liquidation Preference with respect to such share of Series B Preferred Stock, and (ii) the fair market value per share of common stock, divided by the Series B Conversion Price then in effect. However, in case the Holder of Series B Preferred Stock is a Small Business Investment Company registered under the Small Business Investment Act of 1958, as amended, then the Series B Redemption price applicable to Series B shares held by such Holder shall be equal to the greater of (i) the Series B price plus all accrued and unpaid dividends on such share, and (ii) the fair market value per share of common stock, divided by the Series B Conversion price in effect. Of the $7,500,000 Series B Preferred Stock investment, $1,500,000 was made by a Small Business Investment Company. The total redemption value is $14,340,764 as of December 31, 2003 and March 31, 2004 (unaudited). The Company is accreting on a straight-line basis the Series B Preferred Stock carrying value up to the aggregate redemption value over the period to the earliest redemption date.

(10)  STOCKHOLDERS' DEFICIT

      The Company's authorized shares include 17,000,000 shares of $0.01 par value common stock of which 1,098,542, 1,093,254 and 1,098,542 shares are issued and outstanding as of December 31, 2003 and 2002 and March 31, 2004 (unaudited), respectively.

      In November 2000, the Company issued 1,833 shares of its common stock to an employee under terms of a deferred compensation arrangement. These shares vest over a four-year period after 12 months of employment and the initial deferred compensation in the amount of $146,666, based on fair value at the time of grant, is being amortized on a straight-line basis over that period. For the years ended December 31, 2003 and 2002, and for the three months ended March 31, 2003, $24,444 and $36,666, and $9,167 (unaudited), respectively, was amortized as compensation expense in the accompanying statements of operations. The employee forfeited unvested shares upon termination of the employee in August 2003. Unamortized deferred compensation of $42,779 was reversed to additional paid-in capital on termination of the employee.

      In October 2002, the Company issued restricted stock awards under the 2002 Incentive Stock Option Plan in the aggregate of 1,057,394 shares to its Chief Executive Officer and Chief Technology Officer at a purchase price of $.0001 per share. Fair value of the common stock, based on an independent valuation, at the date of grant amounted to $0.10 per share. Approximately 119,861 of these shares vested immediately, with the remaining 937,533 shares vesting equally over the next 33 months. The initial deferred compensation in the amount of $105,634, based on fair value at the time of grant, is being amortized over the vesting period in the same proportion as the shares vesting. For the years ended December 31, 2003 and 2002, and for the three months ended March 31, 2004 and 2003, $34,082 and $20,495, and $8,520 (unaudited) and $8,520 (unaudited), respectively, was amortized as compensation expense in the accompanying statements of operations.

      In October 2002, the Company received as a contribution to its capital 338,501 shares of Series A-1 Preferred Stock from a shareholder. The shares with an original carrying amount of $338,501, were credited as paid-in capital for the year ended December 31, 2002 and debited to the Series A-1 Preferred Stock.

      In October 2002, the Company reissued the 338,501 shares of Series A-1 Preferred Stock shares to its Chief Technology Officer as part of his bonus for the year 2002. Fair value of the Series A-1 Preferred Stock at the date of grant was $0.11 per share. The Company recognized a compensation cost in the amount of $37,235 in the accompanying 2002 statement of operations. The difference between the fair value of the stock granted and the redemption value is being accreted over the earliest mandatory redemption period.

(11)  STOCK OPTIONS

      In 2000, the Company adopted an Incentive Stock Option Plan (the Plan) pursuant to which the Company's Board of Directors may grant stock options to officers and key employees. The Plan authorizes grants of options to purchase up to 19,250 shares of authorized but unissued common stock. The Plan specifies that the exercise price of incentive stock options cannot be less than 100% of the fair market value of the stock on the date of grant. The option price in the case of a 10% owner shall be at least 110% of the fair market value of the stock on the date of the grant. Generally, options granted under the plan vest and become fully exercisable after four years from the date of grant, as follows: 25% after 12 months of service with the remainder vesting on a straight-line basis over the next 36 months of service.

      In 2002, the Company adopted an Incentive Stock Option Plan (the 2002
      Plan), pursuant to which the Company's Board of Directors may grant stock options to officers and key employees. The 2002 Plan authorizes grants of options to purchase up to 2,157,947 shares of authorized but unissued common stock. The 2002 Plan specifies that the exercise price of incentive stock options cannot be less than 100% of the fair market value of the stock on the date of grant. The option price in case of a 10% owner shall be at least 110% of the fair market value of the stock on the date of grant. Generally, options granted under the 2002 Plan vest and become fully exercisable after 36 months from the date of grant, as follows:
      16.66% after two months of service with the remainder vesting on a straight-line basis over the next 34 months of service.

      A summary of the Company's stock option plans as of December 31, 2003 and 2002, as well as changes during 2002, 2003 and the three months ended March 31, 2004 (unaudited) is presented below:

      AS OF DECEMBER 31, 2003

                                                                                             OPTIONS EXERCISABLE
                                                       WEIGHTED-                        -----------------------------
                                                        AVERAGE          WEIGHTED-                          WEIGHTED-
                                                       REMAINING         AVERAGE                            AVERAGE
                                      NUMBER          CONTRACTUAL        EXERCISE         NUMBER            EXERCISE
                                    OUTSTANDING       LIFE (YEARS)        PRICE         EXERCISABLE          PRICE
                                    -----------       ------------        -----         -----------          -----
Range of exercise prices:
          $     80                      10,232            7.15            $80.00             7,132          $80.00
          $   0.10                     699,276            8.87              0.10           327,116            0.10
                                       -------            ----            ------           -------          ------
                                       709,508            8.85            $ 1.25           334,248          $ 1.80
                                       =======            ====            ======           =======          ======

      AS OF DECEMBER 31, 2002

                                                                                             OPTIONS EXERCISABLE
                                                       WEIGHTED-                        -----------------------------
                                                        AVERAGE          WEIGHTED-                          WEIGHTED-
                                                       REMAINING         AVERAGE                            AVERAGE
                                      NUMBER          CONTRACTUAL        EXERCISE         NUMBER            EXERCISE
                                    OUTSTANDING       LIFE (YEARS)        PRICE         EXERCISABLE          PRICE
                                    -----------       ------------        -----         -----------          -----
Range of exercise prices:
          $     80                      12,001            8.18            $80.00            4,686           $80.00
          $   0.10                     736,245            9.78              0.10          122,658             0.10
                                       -------            ----            ------          -------           ------
                                       748,246            9.75            $ 1.38          127,344           $ 3.04
                                       =======            ====            ======          =======           ======

                                                   WEIGHTED-
                                                   AVERAGE
                                        NUMBER OF  EXERCISE
                                         OPTIONS    PRICE
                                         -------    -----
Balance at December 31, 2001              13,309    $80.00
Options granted                          738,214      0.31
Options exercised                           (110)    80.00
Options forfeited                         (3,167)    80.00
                                         -------    ------
Balance at December 31, 2002             748,246      1.38
Options granted                          150,900      0.10
Options exercised                         (5,288)     0.10
Options forfeited                       (184,350)     0.87
                                         -------    ------
Balance at December 31, 2003             709,508      1.25
Options forfeited (unaudited)            (12,694)     0.10
                                         -------    ------
Balance at March 31, 2004 (unaudited)    696,814    $ 1.27
                                         =======    ======

At December 31, 2003, there were 404,897 shares available for grant under the Plans.

(12)  COMMITMENTS AND CONTINGENCIES

      On March 8, 2002, the Company entered into a four-year agreement with a vendor who provides the Company with certain databases to be used in its directory assistance services. The vendor bills for these services based on number of transactions with a minimum fee per quarter. For the years ended December 31, 2003 and 2002 and the three months ended March 31, 2003, the Company incurred minimum fees of $67,000, $33,000, and $25,000 (unaudited), respectively, which are classified as cost of revenue in the accompanying statements of operations. The agreement was terminated in 2003. The final installment of $25,000 due under the agreement has not yet been paid but is accrued in the accompanying December 31, 2003 and March 31, 2004 balance sheets. The vendor holds a prominent position in the directory assistance industry. The Company's failure to pay the final $25,000 installment on a timely basis has affected the Company's relationship with such vendor.

      On May 7, 2004, the Company received written notice from the software vendor that supplies the automated speech recognition (ASR) and text-to-speech (TTS) software underlying all of the Company's product offerings, asserting that upon consummation of the merger with ScanSoft contemplated by the merger agreement (see note 15), the surviving corporation would acquire no license rights to any of such vendor's software. The Company's operations will be adversely impacted if such assertion is successfully enforced.

      The Company has employment agreements with key employees, the terms of which expire on various dates through 2004. Such agreements provide for termination benefits, medical benefits, stock options, and bonuses contingent upon achieving certain performance measures, as defined. The Company is contingently liable to make severance payments in the aggregate amount of approximately $302,000 as of December 31, 2003, in the event these employees are terminated. Furthermore, two of these individuals have asserted that the Company is in breach of their employment contracts as the result of the Company's failure to pay them certain bonuses. One such employee has further alleged that the Company has engaged in unfair acts in connection with his employment. The Company believes that these positions are without merit and if legal action is brought, the Company intends to vigorously defend itself.

      The Company is obligated under several operating leases for office space and equipment, that expire over the next three years. Rental expense for operating leases for 2003 and 2002 and the three-month periods ended March 31, 2004 and 2003 was approximately $171,000 and $203,000, and $35,805
      (unaudited) and $40,805 (unaudited), respectively. Future minimum amounts due under operating leases as of December 31, 2003 are:

2004                                $132,928
2005                                 126,678
2006                                  31,670
                                    --------
                                    $291,276
                                    ========

(13)  BUSINESS AND CREDIT CONCENTRATION

      The Company generates its revenue from telecommunications providers within the United States of America. For the years ended December 31, 2003 and 2002 and the three months ended March 31, 2004 and 2003, two customers, one customer, three customers and two customers, respectively, accounted for more than 10% of the Company's revenue individually, and in aggregate accounted for 85%, 94%, 86% (unaudited) and 96% (unaudited), respectively, of total revenue. As of December 31, 2003, four customers accounted for more than 10% of the total accounts receivable balance individually, and in the aggregate these four customers accounted for 95% of total accounts receivable. As of March 31, 2004, three customers accounted for more than 10% (unaudited) of the total accounts receivable balance individually, and in the aggregate these three customers accounted for 91% (unaudited) of total accounts receivable.

(14)  EMPLOYEE BENEFIT PLAN

      Effective November 2001, the Company adopted a defined contribution 401(k) savings plan (the 401(k) plan) covering all employees of the Company. Participants may elect to defer a percentage of their annual pretax compensation to the 401(k) plan, subject to defined limitations. No contributions were made by the Company for 2003 or 2002 or for the three-month periods ended March 31, 2004 and 2003.

(15)  SUBSEQUENT EVENTS

      (a) On April 28, 2004, the Company entered into a bridge financing arrangement with its investors, whereby the Company issued secured promissory notes evidencing amounts advanced from time to time in connection with the bridge financing in the aggregate amount of $295,000. Such notes bear interest at the rate of 6% per annum and are repayable upon the earlier of the request of the holders of the notes and six months from April 28, 2004. The notes are secured by substantially all of the Company's assets under the terms of a security agreement (Security Agreement) entered into on April 28, 2004.

      (b) On May 4, 2004, the Company signed an Agreement and Plan of Merger (the Merger Agreement) with ScanSoft, whereby ScanSoft will acquire all of the issued and outstanding capital stock of the Company (the Merger) for approximately $4,000,000 (Merger Consideration). Of the $4,000,000 purchase price, $2,000,000 will be earned only if the Company achieves certain milestones. The Merger Consideration, even if fully earned, is sufficient only to discharge in part the preferential payment to the Series B Preferred stockholders and, accordingly, no distribution of Merger Consideration will be made to the holders of any other classes of the Company's capital stock other than the Series B Preferred Stock, and such other classes of capital stock will be cancelled upon closing of the Merger for no consideration. In accordance with the Merger Agreement, all Company stock options and warrants will be cancelled upon closing of the Merger. There can be no assurance that the Merger will actually close.

      (c) On May 28, 2004, the Company borrowed $206,000 from ScanSoft pursuant to a secured promissory note. The promissory note bears interest at the rate of 6% per annum and is repayable on the same terms as the notes issued under the bridge financing arrangement. The Security Agreement was amended to allow ScanSoft to take a security interest in the Company's assets in connection with the $206,000 loan.